Exhibit 99.1

American Software Reports Preliminary Second Quarter of Fiscal Year 2011 Results

Company achieves 39th consecutive quarter of profitability, License Fee Revenues Increase 19%, Adjusted Net Earnings Increase 22%

ATLANTA--(BUSINESS WIRE)--December 2, 2010--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the second quarter of fiscal year 2011, delivering a 19% increase in second quarter license fee revenue and a 22% increase in adjusted net earnings when compared to the same period last year. The Company has achieved 39 consecutive quarters of profitability and 30 consecutive quarters of providing dividends to shareholders.

GAAP net earnings for the quarter ended October 31, 2010 were $1.5 million or $0.06 per fully diluted share, an increase of 9% over the same period last year. Adjusted net earnings for the quarter ended October 31, 2010, which excludes stock-based compensation expense, acquisition-related amortization of intangibles and severance expenses were $1.9 million or $0.07 per fully diluted share, an increase of 22% compared to $1.5 million or $0.06 per fully diluted share for the same period last year, which excluded stock-based compensation expense and acquisition-related amortization of intangibles. Total revenues for the quarter ended October 31, 2010, of approximately $21.0 million, increased 12% compared to the comparable period last year. Software license fees for the quarter ended October 31, 2010 were $4.3 million, an increase of 19% from the same period last year. Services and other revenues for the quarter ended October 31, 2010 were $9.5 million, an increase of 15% from the same period last year. Maintenance revenues for the quarter ended October 31, 2010 were approximately $7.2 million, an increase of 4% from the comparable period last year. Operating earnings for the quarter ended October 31, 2010 were $1.8 million, an increase of 2% over the same period last year.

GAAP net earnings were approximately $2.8 million or $0.11 per fully diluted share for the six months ended October 31, 2010, a 12% increase compared to $2.5 million or $0.10 per fully diluted share for the same period last year. Adjusted net earnings year to date as of October 31, 2010, which excludes stock-based compensation expenses, acquisition-related amortization of intangibles and severance expenses, were $3.7 million or $0.14 per fully diluted share, compared to $3.6 million or $0.14 per fully diluted share for the same period last year, which excluded stock-based compensation expenses, acquisition-related amortization of intangibles, stock option compensation and other expenses related to the Logility tender offer. Total revenues for the six months ended October 31, 2010 were $40.0 million, a 10% increase from the comparable period last year. Software license fees for the six-month period were $7.1 million, a 9% decrease compared to the same period last year. Services and other revenues were $18.7 million, a 24% increase compared to the same period last year. Maintenance revenues were $14.3 million, a 4% increase from the comparable period last year. For the six months ended October 31, 2010, the Company reported operating earnings of approximately $3.8 million, a 19% increase from the same period last year.

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $51.4 million as of October 31, 2010.

“We are pleased to achieve our 39th consecutive quarter of profitability and an increase of net earnings by 9% over the same period last year,” stated James C. Edenfield, president and CEO of American Software. “Despite the difficult global economy, during the quarter we added 18 new customers, signed license agreements with customers in 11 countries and increased license fee revenues by 19%,” said Edenfield. “The increased visibility, discipline and efficiencies provided by our portfolio of application solutions give manufacturing, wholesale and retail enterprises the opportunity to significantly improve cash flow, reduce inventory, increase supply chain responsiveness and accelerate the sales and operations planning process,” continued Edenfield. “As a result, our solutions drive value for our customers in both good and bad economies.”

“Our sustained profitability has continued to allow the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program,” said Edenfield. “On November 15, 2010 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on December 23, 2010 to shareholders of record at the close of business on December 10, 2010. This will mark our 30th consecutive quarter of dividend distributions to shareholders.”

Additional highlights for the second quarter of fiscal year 2011 include:

Customers:

  Notable new and existing customers placing orders with the Company in the second quarter include: Bestseller, Fintyre S.p.A., Haggar Clothing Co., HDA, Jerome’s Furniture, Pandora, Sazerac Company, Strategic Partners, Summit Golf Brands, N. Tepperman Limited, The Forzani Group, and Thule.
  During the quarter, software license agreements were signed with customers located in 11 countries including: Australia, Brazil, Canada, China, Denmark, El Salvador, France, Ireland, Italy, the United Kingdom, and the United States.
  Logility, a wholly-owned subsidiary of the Company, announced Peninsula Beverages (PenBev), one of South Africa's largest distributors of Coca-Cola products, has selected Logility Voyager Solutions to more accurately enable PenBev to plan for demand and ensure the correct products are available at the right time for customers throughout the regions that it serves.
  Logility launched a podcast series, Beyond Inventory Optimization, which examines the role of inventory optimization to drive value across today's global supply chains. Each 15 minute episode features a practical discussion on relevant topics for today's supply chain executives.
  Logility continued its ongoing commitment to supply chain leadership and along with APICS (the Association of Operations Management) hosted an educational webinar to discuss the inventory challenges companies face and review the best-practices to free up working capital, decrease stock outs and improve customer service. Supply chain experts Michael Martin, manager, global supply planning strategy, Stanley Black & Decker and Sean Willems Ph.D., a pioneering leader in inventory optimization research and associate professor of operations management at Boston University, led the discussion on how to optimize inventory investments across multi-echelon manufacturing and distribution networks. The webcast engaged a live global audience on Tuesday, September 28th and is now available for on demand replay from www.logility.com.
  Logility announced the opening of registration for its annual customer conference. Entitled Navigate the Voyage to Supply Chain Excellence, the event provides a forum for attendees to exchange insights, learn best practices and network with supply chain peers, industry thought leaders and Logility experts. The conference will be held in Orlando on March 23-25, 2011
  New Generation Computing (NGC), a wholly-owned subsidiary of the Company, announced Roger Mayerson will speak at MAGIC 2010 about the challenges of sourcing from fourth-world countries.

Products and Technology:

  Logility was recognized by Gartner as a Leader in the Magic Quadrant for Supply Chain Planning for Process Automation (Tim Payne, September 3, 2010). Logility, one of only 4 companies included, had to meet a comprehensive set of requirements including product functionality, significant customer references, minimum revenue, and global coverage. Vendors were further evaluated based on their ability to execute and completeness of vision.
  Logility was named for the sixth time as a SupplyChainBrain 100 Great Supply Chain Partner. The honor is based on a six-month online poll in which logistics and supply chain professionals nominate their partners whose technology, logistics, transportation, or consulting solutions made a significant impact on their company's efficiency, customer service and overall supply chain performance.
  Demand Management, a wholly-owned subsidiary of Logility, joined an elite group named as Microsoft Nationally Managed Dynamic ISV partners. This puts the Demand Solutions product suite in a unique position of quickly and efficiently working with Microsoft and its business partners around the globe. Additionally, Demand Solutions has achieved “Certified for Microsoft Dynamics (CFMD)” status for the Microsoft Dynamics AX platform which was instrumental in it becoming a component solution within the Microsoft Industrial Equipment Manufacturing (IEM) depth offering in the US.

  New Generation Computing (NGC) announced the latest release of its Global Enterprise Suite, an integrated solution of PLM, global sourcing and ERP software for fashion brands, retailers and consumer products companies. The new release includes significant enhancements throughout the application suite, as well as the introduction of NGC's Vendor Payment Automation module for global trade logistics.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corp. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, provides PLM, Global Sourcing and ERP solutions to the fashion, apparel, footwear, and retail industries. NGC’s global customers include A|X Armani Exchange, Carter’s, Maggy London, Hugo Boss, Dick’s Sporting Goods, Parigi Group, and Tristan America. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2010 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
			Pct			Pct
	2010	2009	Chg.	2010	2009	Chg.
Revenues:
License	$4,266	$3,579	19%	$7,060	$7,723	(9%)
Services & other	9,467	8,223	15%	18,698	15,096	24%
Maintenance	7,220	6,917	4%	14,289	13,734	4%
Total Revenues	20,953	18,719	12%	40,047	36,553	10%

Cost of Revenues:
License	1,450	947	53%	2,143	1,803	19%
Services & other	6,657	5,682	17%	13,208	10,306	28%
Maintenance	1,845	1,839	0%	3,501	3,550	(1%)
Severance expenses	219	-	nm	219	-	nm
Total Cost of Revenues	10,171	8,468	20%	19,071	15,659	22%
Gross Margin	10,782	10,251	5%	20,976	20,894	0%
Operating expenses:
Research and development	2,537	2,308	10%	4,945	4,537	9%
Less: capitalized development	(628)	(606)	4%	(1,259)	(1,165)	8%
Sales and marketing	3,836	3,829	0%	7,153	7,529	(5%)
General and administrative	3,049	2,875	6%	5,891	6,696	(12%)
Provision/(Recovery) of doubtful accounts	12	22	(45%)	40	(298)	nm
Amortization of acquisition-related intangibles	201	87	131%	415	175	137%
Stock option compensation charge related to the Logility tender offer	-	-	nm	-	230	nm

Total Operating Expenses	9,007	8,515	6%	17,185	17,704	(3%)
Operating Earnings	1,775	1,736	2%	3,791	3,190	19%
Interest Income & Other, Net	637	401	59%	878	1,019	(14%)
Earnings Before Income Taxes and Noncontrolling Interest	2,412	2,137	13%	4,669	4,209	11%
Income Tax Expense	938	784	20%	1,822	1,585	15%
Net Earnings	$1,474	$1,353	9%	$2,847	$2,624	8%
Net earnings attributable to noncontrolling interests	-	-	nm	-	90	(100%)
Net Earnings attributable to American Software, Inc.	$1,474	$1,353	9%	$2,847	$2,534	12%
Earnings per common share: (1)
Basic	$0.06	$0.05	20%	$0.11	$0.10	10%
Diluted	$0.06	$0.05	20%	$0.11	$0.10	10%

Weighted average number of common shares outstanding:
Basic	25,706	25,324		25,623	25,313
Diluted	25,986	26,003		25,955	25,857

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,474	$1,353		$2,847	$2,534
Amortization of acquisition-related intangibles (2)	123	55		253	109
Stock-based compensation (2)	151	130		490	242
Severance expenses (2)	134	-		134	-
Stock option compensation charge related to the Logility tender offer (2)	-	-		-	141
Expenses related to the Logility tender offer (3)	-	-		-	543
Adjusted Net Earnings	$1,882	$1,538	22%	$3,724	$3,569	4%

Adjusted Net Earnings per Diluted Share	$0.07	$0.06	17%	$0.14	$0.14	0%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.06 and $0.11 for the three and six months ended October 31, 2010, respectively. Diluted per share for Class B shares under the two-class method are $0.05 and $0.10 for the three and six months ended October 31, 2009, respectively.
(2) - Tax affected using the effective tax rate for the three and six months period ended October 31, 2010 and 2009.
(3) - Not tax affected due to no tax deduction recorded on these expenses nm- not meaningful

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	October 31,	April 30,
	2010	2010
Cash and Short-term Investments	$37,448	$38,030
Accounts Receivable:
Billed	10,106	8,721
Unbilled	3,345	2,419
Total Accounts Receivable, net	13,451	11,140
Prepaids & Other	2,967	3,373
Current Assets	53,866	52,543
Investments - Non-current	13,945	15,849
PP&E, net	6,192	6,490
Capitalized Software, net	7,514	6,890
Goodwill	12,601	12,601
Other Intangibles, net	2,203	2,677
Other Non-current Assets	98	125
Total Assets	$96,419	$97,175
Accounts Payable	$854	$986
Accrued Compensation and Related costs	2,065	2,949
Dividend Payable	2,320	2,284
Other Current Liabilities	3,378	1,986
Deferred Tax Liability - Current	63	63
Deferred Revenues	14,269	15,147
Current Liabilities	22,949	23,415
Deferred Tax Liability - Long term	1,073	1,480
Shareholders' Equity	72,397	72,280
Total Liabilities & Shareholders' Equity	$96,419	$97,175

CONTACT:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer